UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

February 5, 2018 (January 30, 2018)

Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, CA 92130

(Address of Principal Executive Offices)

(858) 847-0656

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2018, Heritage Global LLC (“HGLLC”), a wholly owned subsidiary of Heritage Global Inc. (“HGI”), the registrant, settled a long-standing litigation matter that was commenced against the predecessor in interest of HGLLC. The settlement, which also involved several other co-defendant parties, included a complete release of HGLLC’s predecessor in interest and its successors and affiliates by the plaintiffs from all claims arising from or relating to the facts and circumstances underlying the litigation.  The portion of the settlement attributable to HGLLC’s predecessor in interest was paid on behalf of HGLLC by 54 Finance, LLC (“54 Finance”) (an affiliate of a co-defendant in the litigation) in consideration of a Promissory Note dated January 30, 2018 (the “Note”) from HGLLC in the amount of $1,260,000.  Pursuant to a Guaranty dated January 30, 2018, HGI has guaranteed the obligations of HGLLC under the Note. HGLLC is required to pay off the Note in 36 equal installments of $35,000, and any remaining outstanding balance hereunder shall be due and payable in full on January 30, 2021. Upon the occurrence of any Event of Default (as defined below), in the sole discretion of 54 Finance, the outstanding principal balance of the Note will bear interest at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 12%. An “Event of Default” means: (a) any failure of HGLLC to pay when due any amount thereunder, when and as due, (b) any failure on the part of HGLLC to pay upon 54 Finance’s demand any fees, costs, expenses or other charges hereunder or otherwise due to HGLLC under the Note or the Guaranty, (c) any breach, failure or default under the Guaranty, (d) HGLLC or HGI repudiates or revokes, or purports to repudiate or revoke, any obligation under the Note or the Guaranty, or the obligation of HGI under the Guaranty is limited or terminated by operation of law or by HGI, or (e) HGLLC or HGI shall be or become insolvent, however defined, or admit in writing its inability to pay debts as they mature, or make a general assignment for the benefit of its creditors, or shall institute any bankruptcy, insolvency or similar proceeding under the laws of any jurisdiction, or shall take any action to authorize such proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: February 5, 2018	By:	/s/ Scott A. West
	Name:	Scott A. West
	Title:	Chief Financial Officer